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Exhibit 3(i) By-Laws, as amended on December 22, 1987, June 21, 1988, October
30, 1991 and June 29, 1994.

                                  ECHLIN INC.

                                    BY-LAWS

                           ARTICLE I.  SHAREHOLDERS

SECTION 1.  Place for Holding Meetings
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     All Meetings of Shareholders, whether Annual or Special, shall be held at the offices of the Company in the Town of Branford, County of New Haven and State of Connecticut or at such other place within or outside the State of Connecticut as shall be designated in the notice of such meeting.

SECTION 2.  Annual Meeting of Shareholders
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     The Annual Meeting of Shareholders, for the election of directors and the transaction of other business, shall be held during the month of December in each year at a date and hour fixed by the Board of Directors. At each Annual Meeting the shareholders entitled to vote shall, in accordance with their respective voting rights, elect a Board of Directors, and they may transact such other business as may properly come before the meeting.

SECTION 3.  Special Meetings
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     The Chairman of the Board, the President, or the Board of Directors may,
and upon the written request of the holders of at least thirty-five per cent of the voting power of all shares entitled to vote at the meeting the President shall, call a Special Meeting of Shareholders for such purposes as may be designated in
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the notice thereof.

SECTION 4.  Quorum
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     The holders of a majority of the issued and outstanding stock entitled to vote who shall be present in person or represented by proxy at any meeting duly called will constitute a quorum for the transaction of business.

SECTION 5.  Notice of Meetings of Shareholders
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     Written notice of each Meeting of Shareholders, Annual or Special, stating the day, hour and place thereof, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat by mailing a copy thereof to such shareholder's last known post office address as last shown on the stock records of the corporation, postage prepaid, not less than seven days nor more than fifty days before the date of the meeting. Notice of any meeting may be waived before or after such meeting.

SECTION 6.  Record Date
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     The Board of Directors by resolution may fix a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any Meeting of Shareholders or any adjournment thereof, or entitled to receive any distribution by the corporation or for any other purpose, such date to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days, and, in case of a Meeting of
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Shareholders not less than ten full days, immediately preceding the date on which the particular event requiring such determination of shareholders is to occur.

SECTION 7.  Voting
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     At each Meeting of Shareholders, each shareholder then entitled to vote may vote in person or by proxy, and shall, unless otherwise provided in the Certificate of Incorporation, have one vote for each share of stock registered in his name on the record date. Unless otherwise provided by law or by the Certificate of Incorporation, the affirmative vote, at any Meeting of Shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such Meeting which are entitled to vote on the subject matter shall be the act of the shareholders.

SECTION 8.  Action without Meeting
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     Any action which may be taken at a Meeting of Shareholders may be taken without a meeting by consent in writing, setting forth the action so taken or to be taken, signed by all the persons who would be entitled to vote upon such action at a meeting.

SECTION 9.  Adjournment
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     The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time.
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SECTION 10.  Proxies
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     Every person entitled to vote or execute consents, waivers or releases in respect of his or her shares may do so either in person or by one or more agents authorized by a written proxy executed by him or her. A photographic or similar reproduction of a proxy or a telegram, cablegram, wireless or similar transmission of a proxy sent by such person is a sufficient writing. All proxies shall be filed with the Secretary of the corporation. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless it specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held. No proxy shall be valid after ten years from its date of execution.


                             ARTICLE II.  DIRECTORS

SECTION 1.  Number and Term
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     The Board of Directors shall consist of not less than three nor more than twelve members, the number to be as the directors shall from time to time direct; provided, however, that if the directors shall fail to fix the number of directors, the number to be elected shall be the same aggregate number as elected at the preceding Annual Meeting at which directors were elected and at any intervening Meeting for the election of directors. The directors shall be elected at the Annual Meeting of Shareholders, and each director shall be elected to serve for one year or until the next Annual Meeting and until another shall be chosen or have qualified in his stead; provided, that in the event of failure to hold such
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Annual Meeting, or to hold such election thereat, it may be held at any Special
Meeting of Shareholders called for that purpose.

SECTION 2.  Vacancies
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     Upon the death, resignation or removal of any director, the vacancy may be filled by a majority of the remaining directors, even though less than a quorum, and each director so elected shall hold office until his successor is elected at an Annual Meeting of Shareholders, or at a Special Meeting called for that purpose. The shareholders may at any time elect directors to fill any vacancy not filled by the directors, and may elect the additional directors at a Meeting at which an amendment of the By-laws is approved authorizing an increase in the number of directors. If the resignation of a director is to take effect at a date later than the receipt thereof by the corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt in the same manner as though such resignation were effective on receipt.

SECTION 3.  Quorum
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     A quorum of the Board of Directors shall consist of a majority of the number of directorships at the time; provided, however, that in case any vacancy or vacancies shall occur a majority of the remaining members shall constitute a quorum until such vacancy or vacancies be filled and may fill the vacancy or vacancies for the unexpired portion of the term or until the shareholders shall fill such vacancy or vacancies.
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SECTION 4.  Meetings - Notice
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     Meetings of the Board of Directors may be held within or without the State of Connecticut and shall be called by the Secretary at any time when requested by the Chairman of the Board, the President or by a majority of the Board of Directors. A newly elected Board of Directors may hold its first Meeting for the purpose of organization and the transaction of any other business immediately after the Annual Meeting of Shareholders, without notice. At least two days written or oral notice of any other Meeting of the Board of Directors shall be given to each director. Neither the business to be transacted at, nor the purpose of, any Meeting of the Board of Directors need be specified in the notice or in any waiver of notice of any meeting, unless required by the Connecticut Stock Corporation Act.

SECTION 5.  Powers of Directors
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     The Board of Directors shall have the care and management of the business, property and affairs of the Corporation, and subject to restrictions imposed by the Connecticut Stock Corporation Act, by the Certificate of Incorporation or by the By-laws, may exercise all the powers of the corporation and, so far as is lawful, may delegate any and all such powers as it sees fit.

SECTION 6.  Committees
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     The Board of Directors may, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, designate two or more directors to constitute an
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Executive Committee.  The Executive Committee shall have and may exercise all powers which the Board of Directors possesses except (a) the power to alter or amend the By-laws, or (b) the power to declare any dividend or other distribution with respect to the stock of the corporation. The Board of Directors may, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, designate two or more directors to constitute any other committee or committees as it shall at any time or from time to time deem appropriate, for the purposes specified in any resolution authorizing such other committee. Notices of meetings of all committees shall be given to each committee member as provided for Meetings of the Board of Directors. A majority of members of a committee shall constitute a quorum. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors on a regular basis.

SECTION 7.  Compensation of Directors
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     Directors shall receive such reasonable compensation for their services as directors as the Board shall at any time or from time to time fix, including compensation for service upon any committee or committees of the Board.

SECTION 8.  Consent - Waiver of Notice
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     If all the directors, or all members of a committee of the Board of
Directors, as the case may be, severally or collectively consent in writing to any action taken or to be taken by the
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corporation, and the number of such directors or members constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a Meeting of the Board of Directors or such committee, as the case may be. Notice of any Meeting of the Board of Directors or any committee thereof may be waived either before or after such meeting. All such waivers and consents shall be filed with the minutes of any such Meeting by the Secretary.


SECTION 9.  Mandatory Retirement of Directors
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     Except with respect to Directors of the Company elected prior to January 1,
1981, no person shall be elected to the Board of Directors who has reached his or her 70th birthday.


                             ARTICLE III.  OFFICERS

SECTION 1.  Officers
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     The officers of the corporation shall be a Chairman of the Board, a
President, a Vice President, a Secretary, a Treasurer and a Controller. The corporation may also have, at the discretion of the Board, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed. Officers other than the President and Chairman of the Board need not be directors. The office of Chairman of the Board and President may be held by the same person but neither the Chairman of the Board nor the President may occupy any other office. Other than the Chairman of the Board and President one person may hold two or more offices. All
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officers shall serve at the pleasure of the Board of Directors.

SECTION 2.  Chairman of the Board
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     The Chairman of the Board shall be the chief executive officer of the corporation. The Chairman shall preside at all Meetings of Shareholders and of the Board of Directors and, subject to the Board of Directors, the Chairman shall direct the policies and management of the corporation. The Chairman shall be an ex officio member of all standing committees except the Audit Committee
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and the Compensation and Management Development Committee or any successor committees thereto. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts and other instruments of the corporation which may be authorized by these By-laws or by the Board of Directors; and the Chairman shall have the power to do any and all other things for and in behalf of the corporation as may be specifically authorized by the Board of Directors from time to time, and which do not contravene the provisions of these By-laws or the laws of the State of Connecticut.

SECTION 3.  President
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     The President, subject to the control of the Board of Directors and the
Chairman of the Board, shall have general supervision, direction and control of the business and officers of the corporation. In the absence of the Chairman of the Board, the President shall preside at all Meetings of Shareholders and of the
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Board of Directors.  The President shall sign all certificates, contracts and other instruments of the corporation which may be authorized by these By-laws or by the Board of Directors. The President shall also have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Chairman of the Board or by the Board of Directors.


SECTION 4.  Vice Presidents
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     In the absence or disability of the Chairman of the Board and President, the Vice President designated by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Chairman of the Board, the Board of Directors or the President.


SECTION 5.  Secretary
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     The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all Meetings of the Board of Directors and Shareholders, with the time and place of holding, the notice thereof given, the names of those present at Meetings of the Board of Directors, the number of shares present or represented at Meetings of Shareholders and the proceedings thereof.
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     The Secretary shall keep, or cause to be kept, at the principal office, or at the office of the corporation's transfer agent, a share register or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the Meetings of Shareholders and of the Board of Directors required by the By-laws or by law to be given, and the Secretary shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Board of Directors or the President.

SECTION 6.  Treasurer
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     The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be, from time to time designated by the Chairman of the Board or the President. The Treasurer shall render
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to the Chairman of the Board, to the President and to the Board of Directors
whenever the Chairman, the President or the Board requests it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Board of Directors or the President.

SECTION 7.  Controller
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     The Controller shall be the principal accounting officer of the Company.
The Controller shall have general supervision over the books and accounts of the Company relating to receipts and disbursements and shall arrange the form of all vouchers, accounts, reports and returns required by the Company and by the various divisions. The Controller shall be responsible for and in charge of accounting and accounting methods, office procedures and routines, budgets and preparation of statistics to assist in executive control of the business of the Company. The Controller shall perform such other duties, and shall render such reports as shall, from time to time, be required of the Controller by the Chairman of the Board, the Board of Directors, or the President.


                           ARTICLE IV.  CAPITAL STOCK

SECTION 1.  Form and Execution of Certificates
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     Shares certificates shall be in such form as shall be adopted by the Board of Directors. The shares certificates may be under seal, or facsimile seal of the corporation and shall be signed by the President or a Vice President and by the Secretary or an
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Assistant Secretary or the Treasurer or an Assistant Treasurer except that such signatures may be facsimile if the certificate is signed by a transfer agent, transfer clerk acting on behalf of the corporation or registrar. If any officer who has signed or whose facsimile signature has been used on any such certificate ceases to serve the corporation as an officer in the capacity as to which his or her signature was so used before such certificate has been delivered by the corporation, the certificate may, nevertheless, be adopted by the corporation and be issued and delivered as though such officer had not ceased to hold such office.


SECTION 2.  Transfer
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     Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.


SECTION 3.  Lost or Destroyed Certificates
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     The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Secretary or any Assistant Secretary may thereupon, in his discretion, instruct that a new certificate be issued for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Secretary or such Assistant Secretary may require, to indemnify the corporation
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against loss or liability by reason of the issuance of such new certificate.



                                ARTICLE V.  SEAL

     The corporation shall have a corporate seal, in such form as shall be approved by the Board of Directors.


                                  ARTICLE VI.

           EXECUTION AND DELIVERY OF CONTRACTS AND OTHER INSTRUMENTS

     All officers shall have authority to enter into any contract or to execute any instrument in the name and on behalf of the corporation, provided that such contract or instrument is of a nature usual and common in the ordinary conduct of the business affairs of the corporation. Such authority is general, but shall not be understood in any way to contravene the supervisory powers and authority of the Chairman of the Board, the President or the Treasurer as set forth in Article III of these By-laws. The authority of any officer or officers, agent or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation for purposes other than the ordinary conduct of the business is subject to the approval of the Board of Directors, and unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or other instrument or to pledge its credit or to render it liable for any purpose or to any amount except as provided herein.
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                           ARTICLE VII.  FISCAL YEAR

     The fiscal year of the corporation shall begin on September 1 of each year and end on August 31 of the next year.


                           ARTICLE VIII.  AMENDMENTS

SECTION 1.  Power of Shareholders
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     By-laws may be adopted, amended or repealed either at a Meeting by the vote of shareholders entitled to exercise a majority of the voting power or by the written consent of such shareholders.

SECTION 2.  Power of Directors
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     The authority to adopt, repeal and amend the By-laws is hereby delegated to the Board of Directors, subject to the power of the shareholders to adopt, amend or repeal such By-laws or to revoke this delegation of authority; provided, also, that the directors may increase the number of directorships, without numerical limit, and may fill any vacancy so created, or may decrease the number of directorships, by the concurring vote of the directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase.